Exhibit 99.2

February 7, 2024 Creating a Global Leader in Specialty Materials for Attractive End Markets Berry Global and Glatfelter Plans for Tax - Free Spin - Off and Merger of Berry’s HH&S Global Nonwovens and Films Business with Glatfelter

Curt Begle President, Health, Hygiene & Specialties Division Kevin Kwilinski Chief Executive Officer Thomas Fahnemann Chief Executive Officer Mark Miles Chief Financial Officer 2 Today’s Presenters Ramesh Shettigar Chief Financial Officer & Treasurer

Safe Harbor Statements and Important Information

Forward-Looking Statements

Statements in this release that are not historical, including statements relating the expected timing, completion and effects of the proposed transaction between Berry and Glatfelter, are considered "forward looking" within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "would," "could," "seeks," "approximately," "intends," "plans," "estimates," "projects," "outlook," "anticipates" or "looking forward," or similar expressions that relate to strategy, plans, intentions, or expectations. All statements relating to estimates and statements about the expected timing and structure of the proposed transaction, the ability of the parties to complete the proposed transaction, benefits of the transaction, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts are forward-looking statements. In addition, senior management of Berry and Glatfelter, from time to time make forward-looking public statements concerning expected future operations and performance and other developments.

Actual results may differ materially from those that are expected due to a variety of factors, including without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the risk that Glatfelter shareholders may not approve the transaction proposals; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed transaction is not obtained; risks related to potential litigation brought in connection with the proposed transaction; uncertainties as to the timing of the consummation of the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; risks and costs related to the implementation of the separation of the Berry's HH&S global nonwovens and films business into a new entity ("Spinco"), including timing anticipated to complete the separation; any changes to the configuration of the businesses included in the separation if implemented; the risk that the integration of the combined companies is more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of each of Berry and Glatfelter and its business, operations, financial condition and the industry in which they operate; risks related to disruption of management time from ongoing business operations due to the proposed transaction; failure to realize the benefits expected from the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of the parties to retain customers and retain and hire key personnel and maintain relationships with their counterparties, and on their operating results and businesses generally; and other risk factors detailed from time to time in Glatfelter's and Berry's reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the registration statements, proxy statement/prospectus and other documents that will be filed with the SEC in connection with the proposed transaction. The foregoing list of important factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available as of the date hereof. All forward-looking statements are made only as of the date hereof and neither Berry nor Glatfelter undertake any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

These slides are not intended to be a stand-alone presentation but are for use in conjunction with the earnings call. This presentation should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto included in our public filings.

Non-GAAP Financial Measures

This presentation includes certain non-GAAP financial measures such as operating EBITDA, adjusted EBITDA, adjusted operating income, adjusted earnings per share, free cash flow, and supplemental unaudited financial information intended to supplement, not substitute for, comparable measures under generally accepted accounting principles in the United States (GAAP). Information reconciling forward-looking operating EBITDA is not provided because such information is not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Items, including debt refinancing activity or other non-comparable items. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in our earnings release, presentations, and SEC filings. For further information about our non-GAAP measures, please see our earnings release, SEC filings. Further, percentage changes for revenue, Operating EBITDA, and Adjusted EPS are shown on "comparable basis" with the prior year period, which excludes the impacts of foreign currency along with any recent divestitures. We believe this comparison provides meaningful and useful information to investors about the trends in our businesses and clarifies the impact of non-recurring items.

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4 Safe Harbor Statements and Important Information (cont.) Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed transaction between Berry and Glatfel ter . In connection with the proposed transaction, Berry and Glatfelter intend to file relevant materials with the SEC, including a registration statement on Form S - 4 by Glatfelter that will contain a proxy statement/prospectus relating to the proposed transaction. In addition, Spinco expects to file a registration statement in connection with its separation from Berry. This communication is not a substitute for the registration statements, proxy statement/prospectus or any other document which Berry and/or Glatfelter may file with the SEC. STOCKHOLDERS OF BERRY AND GLATFELTER ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE REGISTRATION STATEMENT AND PROXY STATEM ENT /PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the registration statements and pro xy statement/prospectus (when available) as well as other filings containing information about Berry and Glatfelter, as well as the Spinco , without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by Berry or the Spinco will be made available free of charge on Berry’s investor relations website at https://ir.berryglobal.com. Copies of documents filed with the SEC by Glatfelter will be made available free of charge on Gla tfe lter's investor relations website at https://www.glatfelter.com/investors . No Offer or Solicitation This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the so licitation of an offer to sell, subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation wou ld be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction. No offer or sale of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , a s amended, and otherwise in accordance with applicable law. Participants in Solicitation Berry and its directors and executive officers, and Glatfelter and its directors and executive officers, may be deemed to be par ticipants in the solicitation of proxies from the holders of Glatfelter capital stock and/or the offering of securities in respect of the proposed transaction. Information about the directors and executive officers of Berry, including a descript ion of their direct or indirect interests, by security holdings or otherwise, is set forth under the caption “Security Ownership of Beneficial Owners and Management” in the definitive proxy statement for Berry’s 2024 Annual Meeting of Stockhold ers , which was filed with the SEC on January 4, 2024 (https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0001378992/000110465924001073/tm2325571d6_def14a.htm). Informa tio n about the directors and executive officers of Glatfelter including a description of their direct or indirect interests, by security holdings or otherwise, is set forth under the caption “Ownership of Company Stock” in the pro xy statement for Glatfelter's 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2023 (https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/0000041719/000004171923000012/glt - 20230331.htm). In addition , Curt Begle, the current President of the Berry’s Health, Hygiene & Specialties Division, will be appointed as Chief Executive Officer of the combined company. Investors may obtain additional information regarding the inter est of such participants by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Transaction Summary

Culmination of a comprehensive review to determine highest value alternative for Berry shareholders

Deal Structure	▪ The majority of Berry's HH&S segment to include its Global Nonwovens and Films Business and Glatfelter (GLT) to combine via a Reverse Morris Trust transaction expected to be valued at approximately $3.6B ▪ Transaction expected to be tax-free to Berry, Glatfelter, and their respective shareholders
Ownership	▪ Berry shareholders to own approximately 90% of the newly combined company or "NewCo" ▪ Glatfelter shareholders to own approximately 10% of NewCo
Capital Structure & Financing	▪ Fully committed financing in place in support of transaction ▪ NewCo net leverage of 4.0x expected post transaction close; facilitating ~$1B net cash distribution to Berry at closing ▪ Improves Glatfelter's leverage profile to increase shareholder value ▪ Existing Glatfelter senior notes due 2029 expected to remain in place; other debt to be retired ▪ Glatfelter to complete a reverse stock split prior to transaction close; ratio to be determined by GLT and BERY (1)
Management & Governance	▪ Curt Begle, President of Berry HH&S, to lead NewCo as CEO ▪ Senior management team will include combined team of Berry and Glatfelter leaders ▪ Board of Directors comprised of 9 members, with 6 designated by Berry and 3 designated by Glatfelter
Closing	▪ Glatfelter shareholder vote required ▪ No shareholder vote required for Berry shareholders ▪ Targeted to close in the 2H of CY 2024, subject to customary closing conditions and regulatory approvals

(1) Prior to closing of the transaction, Glatfelter will complete a reverse stock split of all of its issued and outstanding common stock. The reverse stock split ratio is to be determined by Glatfelter and Berry. Additional information will be provided prior to the effective time of the reverse stock split.

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Global Leader in Specialty Materials x Fast - growing home, health and hygiene end markets x Leadership with scale in all major geographies x Growth through innovation and operational excellence x Product portfolio focused on sustainable solutions x A leader in global nonwovens 6

NewCo well - positioned to serve the world’s best - known brand owners in fast - growing markets 54% 20% 26% 65% 25% 6% 5% 49% 22% 15% 14% $1.4B $2.2B Sales by End Market Global Customers $3.6B New Co EBITDA % margin ~$290M 13.2% ~$90M 6.4% ~$455M (1) 12.6% Home, Hygiene and PC Healthcare Home, Health, Hygiene, and PC Industrials/Other F&B Specialties Specialty Home, Health, Hygiene, and PC Industrial / Other F&B Specialties Note: HHS only includes Berry’s Global Nonwovens and Films Business References to revenue and Adj. EBITDA is December LTM 2023 for BERY and September LTM 2023 for GLT (1) Includes expected cost synergies of $50M and combined pro forma adjustments of $25M to be realized over 3 years Revenue Combined Enterprise Serving CPGs and Regional Players 7 HH&S

NewCo Significant Global Company

Global leader with scale in all major geographies


40%
Revenue
$3.6B
60%
22
Manufacturing
Locations
23
ROW
Americas

- ✓ ***Low-single to mid-single digit long-term growth outlook for the Americas***
- ✓ ***Low-single to high-single digit long-term growth outlook for the ROW***
- ✓ ***45 state-of-the-art manufacturing locations***
- ✓ ***~8,650 employees***
- ✓ ***1,000+ customers***
- ✓ ***Locations: Americas – 23, Europe – 18, Asia-Pacific - 4***

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Percentages calculated as a proportion of sales based on each business' FY2023A results

Broadest product offering in the industry for both polymer - based and fiber - based product applications Single - Serve Coffee Tea Bags Tabletop Decorative Laminate Filtration Media Disinfecting, Personal Care and Institutional Wipes Healthcare & Surgical Suite Baby, Adult and Feminine Care Ab sorbent Hygiene Components Geotextiles Laundry Care Cable Wrap Agriculture Bedding & Upholstery Building Wrap and Roofing Solutions Value - added niche businesses Sophisticated fiber - based businesses 9 HH&S HHS refers to the majority of Berry’s HH&S segment including its Global Nonwovens and Film businesses Wallcover Complementary Technology & Product Portfolios Tree Shelters Powerful Industry Brands Shared Applications FIBC Bags

Organic Growth Investments • Broad manufacturing platform with technology and sustainability leadership • Further penetration in key growth markets including: ‒ Asia ‒ Africa ‒ India Commercial & Operational Excellence • Prioritize customer relationships • Leverage global footprint • Focus on global innovation and R&D • Execute on productivity opportunities • Sustainability offerings Strategic Opportunities • Multiple strategic angles including: ‒ Adjacent markets ‒ Geographic expansion ‒ Product line extensions ‒ Differentiated technologies ‒ Synergy capture Mega Trends • Attractive growth trends in health, hygiene & personal care • Population growth coupled with rising standards of living in emerging markets • Substitution from reusable products to disposable specialty materials • Aging population driving adult incontinence & healthcare demand NewCo will benefit from market growth, operational execution, organic investments and M&A opportunities 10 Key Drivers of Growth for New Co

NewCo expected to have enterprise value of approximately $3.6B

Creates two leading independent companies, each positioned for greater success

TRANSACTION BENEFITS TO BERRY

- Berry becomes a more focused "pure play" leading supplier of sustainable global packaging solutions
- Unlocks value in Berry; shareholders can participate in potential upside of NewCo
- Expect more consistent earnings growth and cash flow generation
- Berry to receive net cash distribution of ~$1.0B and intends to use the proceeds to repay existing debt
- Transaction expected to be tax-free to BERY and GLT shareholders

TRANSACTION SUMMARY

	NewCo	Value to BERY
Pro forma Adjusted EBITDA	$455M	
Transfer of GLT notes	$0.5B	
New Financing (1)	$1.3B	$1.0B
Equity Value – (BERY 90%; GLT 10%) (assumes ~8x Adj. EBITDA)	$1.8B	$1.6B
NewCo Enterprise Value	**$3.6B**	**$2.6B**

(note: New financing uses: $1B distribution to Berry, $0.4B retirement of GLT debt , ($0.1B) cash less expenses)
(note: Expect pro forma leverage for NewCo. to be ~4.0x
(1) New financing net of contributed cash

Target close is in the 2H of calendar 2024

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Adjusted EBITDA refers earnings before interest, taxes, depreciation, and amortization, as further described as Operating EBITDA for the last twelve month ('LTM') period ended December 30, 2023 for Berry and Adjusted EBITDA for the LTM period ended September 30, 2023 for Glatfelter, along with expected cost synergies of $50 million and combined pro forma adjustments of $25M to be realized by year three. A reconciliation to the nearest GAAP can be found in GLT's September 10-Q for adjusted earnings and Berry numbers are a carveout of HH&S and unaudited.

Berry Global Group, Inc.

Berry will simplify its portfolio, enhance stability of earnings and long-term growth and maintain its position as a sustainable global packaging solutions leader



Kevin Kwilinski
President and CEO

Annual Revenue
$10.2B

Operating EBITDA
$1.8B

Key Segments

Consumer Packaging – International	Consumer Packaging – North America	Flexibles
~40% Sales	~30% Sales	~30% Sales
~17% Op. EBITDA margin	~18% Op. EBITDA margin	~15% Op. EBITDA margin

Global leadership positions; #1 or #2 in over 75% of the markets served

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Pro forma estimates for Berry's LTM period ended December 30, 2023
Flexibles formerly referred to as Engineered Materials

Q&A February 7, 2024 Announcement Call Supplemental Presentation 13

Dustin M. Stilwell VP, Head of Investor Relations Berry Global Group, Inc. 101 Oakley Street, 3 rd floor P. O. Box 959 Evansville, IN 47706 Tel: +1.812.306.2964 ir@berryglobal.com www.berryglobal.com Ramesh Shettigar Chief Financial Officer and Treasurer Glatfelter Corporation 4350 Congress Street Suite 600 Charlotte, NC 28209 Tel: +1.717.225.2746 www.glatfelter.com